Exhibit 99.1

Air Lease Corporation Announces Second Quarter 2013 Results

Los Angeles, California, August 8, 2013 — Air Lease Corporation (ALC) (NYSE: AL) announced today the results of its operations for the three and six months ended June 30, 2013.

Highlights

Air Lease Corporation reports another consecutive quarter of fleet, revenue, profitability and financing growth:

•                  Diluted EPS increased by 46.4% to $0.41 per share for the three months ended June 30, 2013 from $0.28 per share for the three months ended June 30, 2012

•                  Revenues increased 31.4% to $207.9 million for the three months ended June 30, 2013 compared to $158.2 million for the three months ended June 30, 2012

•                  Income before taxes increased 51.1% to $66.3 million with a pretax margin of 31.9% for the three months ended June 30, 2013 compared to income before taxes of $43.9 million with a pretax margin of 27.7% for the three months ended June 30, 2012

•                  ALC became a launch customer for Boeing’s 787-10 Dreamliner at the Le Bourget airshow in June 2013, signing a non-binding memorandum of understanding for 30 787-10 aircraft and three additional 787-9 aircraft

•                  Acquired twelve aircraft (including ten aircraft from our order book and two incremental aircraft), growing our fleet to 174 aircraft spread across a broad customer base of 78 airlines in 44 countries

•                  We amended our 2010 Warehouse Facility, reducing the facility size by $250.0 million to $1.0 billion, reducing the interest rate to LIBOR plus 2.25% per annum from LIBOR plus 2.50% per annum on drawn balances, reducing the interest rate to 0.50% per annum from 0.75% per annum on undrawn balances and extending the availability period to June 2015 from June 2013 with a subsequent four year term out option

•                  Our Board of Directors declared ALC’s third quarterly cash dividend of $0.025 per share on our outstanding common stock

The following table summarizes the results for the three and six months ended June 30, 2013 and 2012 (in thousands, except share amounts):

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% change	2013	2012	% change
Revenues	$207,872	$158,173	31.4%	$399,869	$290,726	37.5%
Income before taxes	$66,311	$43,884	51.1%	$127,983	$85,494	49.7%
Net income	$42,990	$28,172	52.6%	$82,986	$55,099	50.6%
Cash provided by operating activities	$146,739	$138,698	5.8%	$307,880	$240,220	28.2%
Diluted EPS	$0.41	$0.28	46.4%	$0.79	$0.54	46.3%
Adjusted net income(1)	$51,199	$36,713	39.5%	$98,967	$70,813	39.8%
Adjusted EBITDA(1)	$190,748	$142,899	33.5%	$368,006	$261,216	40.9%

(1) See notes 1 and 2 to the Consolidated Statements of Income included in this earnings release for a discussion of the non-GAAP measures adjusted net income and adjusted EBITDA.

“Our strong results continued during the second quarter as we increased our fully diluted EPS by 46% compared to Q2 of 2012.  With an eye towards our customers’ future requirements, and ALC’s long term growth, we placed a launch order for the Boeing 787-10 at the Le Bourget Airshow, which will begin delivering in 2019. The growth in overall global passenger traffic remains at or above our expectations and we continue to see steady demand for our aircraft,” said Steven F. Udvar-Házy, Chairman and Chief Executive Officer of Air Lease Corporation.

“ALC’s fleet continues to perform well with no significant change in overall portfolio lease rate factor.  Our performance remains consistent and forward placements overall are tracking with our expectations.  Having closed a large upsizing of our bank facility, we were able to drive our composite cost of funds below 4% for the quarter,” said John L. Plueger, President and Chief Operating Officer of Air Lease Corporation.

Fleet Growth

Building on our base of 162 aircraft at March 31, 2013, we increased our fleet by twelve aircraft during the second quarter of 2013 and ended the second quarter with 174 aircraft spread across a broad customer base of 78 airlines across 44 countries.

Below are portfolio metrics of our fleet as of June 30, 2013 and December 31, 2012:

	June 30, 2013	December 31, 2012
Fleet size	174	155
Weighted-average fleet age(1)	3.5 years	3.5 years
Weighted-average remaining lease term(1)	7.1 years	6.8 years
Aggregate fleet net book value	$7.0 billion	$6.3 billion

(1)                Weighted-average fleet age and remaining lease term calculated based on net book value.

Over 90% of our aircraft are operated internationally. The following table sets forth the percentage of net book value of our aircraft portfolio in the indicated regions as of June 30, 2013 and December 31, 2012:

	June 30, 2013	December 31, 2012
Region	% of net book value	% of net book value
Asia/Pacific	39.3%	35.9%
Europe	37.2	38.4
Central America, South America and Mexico	11.7	12.6
U.S. and Canada	6.4	7.3
The Middle East and Africa	5.4	5.8
Total	100.0%	100.0%

The following table sets forth the number of aircraft we leased by aircraft type as of June 30, 2013 and December 31, 2012:

	June 30, 2013		December 31, 2012
Aircraft type	Number of aircraft	% of Total	Number of aircraft	% of Total
Airbus A319/320/321	51	29.3%	41	26.4%
Airbus A330-200/300	20	11.5	17	11.0
Boeing 737-700/800	49	28.2	46	29.7
Boeing 767-300ER	3	1.7	3	1.9
Boeing 777-200/300ER	7	4.0	7	4.5
Embraer E175/190	32	18.4	31	20.0
ATR 72-600	12	6.9	10	6.5
Total	174	100.0%	155	100.0%

Debt Financing Activities

During the second quarter of 2013 and through August 8, 2013, the Company expanded our banking group to 41 institutions and entered into additional debt facilities aggregating $747.7 million, which included a $607.0 million addition to our Syndicated Unsecured Revolving Credit Facility and additional facilities aggregating $140.7 million. We ended the second quarter of 2013 with total unsecured debt outstanding of $3.6 billion. The Company’s unsecured debt as a percentage of total debt increased to 68.8% as of June 30, 2013 from 60.2% as of December 31, 2012, while maintaining a composite cost of funds of 3.74%.  We ended the third quarter of 2013 with a conservative balance sheet with a low residual value risk profile and ample liquidity of $1.3 billion.

Our financing plan remains focused on raising unsecured debt in the global bank and capital markets, reinvesting cash flow from operations, and to a limited extent export credit financing. In May 2013, the Company received a corporate credit rating of A- from Kroll Bond Ratings which further broadens our access to attractively priced capital.

The Company’s debt financing was comprised of the following at June 30, 2013 and December 31, 2012:

	June 30, 2013	December 31, 2012
	(dollars in thousands)
Unsecured
Senior notes	$ 2,170,620	$ 1,775,000
Revolving credit facilities	950,000	420,000
Term financings	285,429	248,916
Convertible senior notes	200,000	200,000
Total unsecured debt financing	3,606,049	2,643,916

Secured
Warehouse facilities	842,133	1,061,838
Term financings	715,973	688,601
Export credit financing	74,866	—
Total secured debt financing	1,632,972	1,750,439

Total secured and unsecured debt financing	5,239,021	4,394,355
Less: Debt discount	(12,679)	(9,623)
Total debt	$ 5,226,342	$ 4,384,732

Selected interest rates and ratios:
Composite interest rate(1)	3.74%	3.94%
Composite interest rate on fixed rate debt(1)	5.06%	5.06%
Percentage of total debt at fixed rate	53.57%	53.88%

(1)              This rate does not include the effect of upfront fees, undrawn fees or issuance cost amortization.

Dividend

On August 8, 2013, our board of directors approved our third consecutive quarterly cash dividend of $0.025 per share on our outstanding common stock. The dividend will be paid on October 7, 2013 to holders of record of our common stock as of September 17, 2013.

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on August 8, 2013 at 4:30 PM Eastern Time to discuss the Company’s second quarter 2013 financial results.

Investors can participate in the conference call by dialing (866) 788-0542 domestic or (857) 350-1680 international. The passcode for the call is 60047305.

For your convenience, the conference call can be replayed in its entirety beginning at 6:30 PM ET on August 8, 2013 until 11:59 PM ET on August 15, 2013. If you wish to listen to the replay of this conference call, please dial (888) 286-8010 domestic or (617) 801-6888 international and enter passcode 57699038.

The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

About Air Lease Corporation

Air Lease Corporation is an aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline partners worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC’s website at www.airleasecorp.com.

Contact

Investors:

Ryan McKenna
Assistant Vice President, Strategic Planning & Investor Relations
Email: rmckenna@airleasecorp.com

Media:

Laura St. John
Media and Investor Relations Coordinator
Email: lstjohn@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•                  our inability to make acquisitions of, or lease, aircraft on favorable terms;

•                  our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•                  our inability to obtain refinancing prior to the time our debt matures;

•                  impaired financial condition and liquidity of our lessees;

•                  deterioration of economic conditions in the commercial aviation industry generally;

•                  increased maintenance, operating or other expenses or changes in the timing thereof;

•                  changes in the regulatory environment;

•                  our inability to effectively deploy the net proceeds from our capital raising activities;

•                  potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto; and

•                  the factors discussed under “Part I – Item 1A. Risk Factors,” In our Annual Report on Form 10-K for the year ended December 31, 2012 and other SEC filings.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

###

Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value amounts)

	June 30, 2013	December 31, 2012
	(unaudited)
Assets
Cash and cash equivalents	$234,299	$230,089
Restricted cash	77,975	106,307
Flight equipment subject to operating leases	7,462,993	6,598,898
Less accumulated depreciation	(479,681)	(347,035)
	6,983,312	6,251,863
Deposits on flight equipment purchases	861,403	564,718
Deferred debt issue costs—less accumulated amortization of $41,357 and $32,288 as of June 30, 2013 and December 31, 2012, respectively	90,720	74,219
Other assets	191,962	126,428
Total assets	$8,439,671	$7,353,624
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$112,675	$90,169
Debt financing	5,226,342	4,384,732
Security deposits and maintenance reserves on flight equipment leases	502,164	412,223
Rentals received in advance	49,724	41,137
Deferred tax liability	137,739	92,742
Total liabilities	$6,028,644	$5,021,003
Shareholders’ Equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	$—	$—
Class A Common Stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 99,924,388 and 99,417,998 shares at June 30, 2013 and December 31, 2012, respectively	991	991
Class B Non-Voting Common Stock, $0.01 par value; authorized 10,000,000 shares; issued and outstanding 1,829,339 shares	18	18
Paid-in capital	2,198,986	2,198,501
Retained earnings	211,032	133,111
Total shareholders’ equity	$2,411,027	$2,332,621
Total liabilities and shareholders’ equity	$8,439,671	$7,353,624

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)
Revenues
Rental of flight equipment	$206,299	$155,050	$396,402	$286,787
Interest and other	1,573	3,123	3,467	3,939
Total revenues	207,872	158,173	399,869	290,726

Expenses
Interest	43,468	34,146	83,698	56,060
Amortization of discounts and deferred debt issue costs	5,349	4,091	10,559	6,958
Interest expense	48,817	38,237	94,257	63,018

Depreciation of flight equipment	68,783	52,537	132,646	96,873
Selling, general and administrative	16,648	14,308	30,895	27,917
Stock-based compensation	7,313	9,207	14,088	17,424
Total expenses	141,561	114,289	271,886	205,232

Income before taxes	66,311	43,884	127,983	85,494
Income tax expense	(23,321)	(15,712)	(44,997)	(30,395)
Net income	$42,990	$28,172	$82,986	$55,099

Net income per share of Class A and Class B Common Stock:
Basic	$0.42	$0.28	$0.82	$0.55
Diluted	$0.41	$0.28	$0.79	$0.54
Weighted-average shares outstanding:
Basic	101,301,263	100,749,892	101,270,323	100,733,597
Diluted	108,815,938	107,410,967	108,665,884	107,420,100

Other financial data:
Adjusted net income(1)	51,199	36,713	98,967	70,813
Adjusted EBITDA(2)	190,748	142,899	368,006	261,216

(1)                 Adjusted net income (defined as net income before stock-based compensation expense and non-cash interest expense, which includes the amortization of debt issuance costs and extinguishment of debt) is a measure of both operating performance and liquidity that is not defined by United States generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted net income is presented as a supplemental disclosure because management believes that it may be a useful performance measure that is used within our industry. We believe adjusted net income provides useful information on our earnings from ongoing operations, our ability to service our long-term debt and other fixed obligations, and our ability to fund our expected growth with internally generated funds. Set forth below is additional detail as to how we use adjusted net income as a measure of both operating performance and liquidity, as well as a discussion of the limitations of adjusted net income as an analytical tool and a reconciliation of adjusted net income to our GAAP net income and cash flow from operating activities.

Operating Performance:    Management and our Board of Directors use adjusted net income in a number of ways to assess our consolidated financial and operating performance, and we believe this measure is helpful in identifying trends in our performance. We use adjusted net income as a measure of our consolidated operating performance exclusive of income and expenses that relate to the financing, income taxes, and capitalization of the business. Also, adjusted net income assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily one-time amortization of convertible debt discounts) and stock-based compensation expense from our operating results. In addition, adjusted net income helps management identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance. Accordingly, we believe this metric measures our financial performance based on operational factors that we can influence in the short term, namely the cost structure and expenses of the organization.

Liquidity:    In addition to the uses described above, management and our Board of Directors use adjusted net income as an indicator of the amount of cash flow we have available to service our debt obligations, and we believe this measure can serve the same purpose for our investors.

Limitations:    Adjusted net income has limitations as an analytical tool, and you should not considered in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are as follows:

•         adjusted net income does not reflect (i) our cash expenditures or future requirements for capital expenditures or contractual commitments, or (ii) changes in or cash requirements for our working capital needs; and

•         our calculation of adjusted net income may differ from the adjusted net income or analogous calculations of other companies in our industry, limiting its usefulness as a comparative measure.

The following tables show the reconciliation of net income and cash flows from operating activities, the most directly comparable GAAP measures of performance and liquidity, to adjusted net income (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Reconciliation of cash flows from operating activities to adjusted net income:
Net cash provided by operating activities	$146,739	$138,698	$307,880	$240,220
Depreciation of flight equipment	(68,783)	(52,537)	(132,646)	(96,873)
Stock-based compensation	(7,313)	(9,207)	(14,088)	(17,424)
Deferred taxes	(23,321)	(15,712)	(44,997)	(30,391)
Amortization of discounts and deferred debt issue costs	(5,349)	(4,091)	(10,559)	(6,958)
Changes in operating assets and liabilities:
Other assets	(1,815)	729	(8,555)	8,387
Accrued interest and other payables	5,585	(23,632)	(5,462)	(31,161)
Rentals received in advance	(2,753)	(6,076)	(8,587)	(10,701)
Net income	42,990	28,172	82,986	55,099
Amortization of discounts and deferred debt issue costs	5,349	4,091	10,559	6,958
Stock-based compensation	7,313	9,207	14,088	17,424
Tax effect	(4,453)	(4,757)	(8,666)	(8,668)
Adjusted net income	$51,199	$36,713	$98,967	$70,813

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Reconciliation of net income to adjusted net income:
Net income	$42,990	$28,172	$82,986	$55,099
Amortization of discounts and deferred debt issue costs	5,349	4,091	10,559	6,958
Stock-based compensation	7,313	9,207	14,088	17,424
Tax effect	(4,453)	(4,757)	(8,666)	(8,668)
Adjusted net income	$51,199	$36,713	$98,967	$70,813

(2)                 Adjusted EBITDA (defined as net income before net interest expense, stock-based compensation expense, income tax expense, and depreciation and amortization expense) is a measure of both operating performance and liquidity that is not defined by GAAP and should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA is presented as a supplemental disclosure because management believes that it may be a useful performance measure that is used within our industry. We believe adjusted EBITDA provides useful information on our earnings from ongoing operations, our ability to service our long-term debt and other fixed obligations, and our ability to fund our expected growth with internally generated funds. Set forth below is additional detail as to how we use adjusted EBITDA as a measure of both operating performance and liquidity, as well as a discussion of the limitations of adjusted EBITDA as an analytical tool and a reconciliation of adjusted EBITDA to our GAAP net income and cash flow from operating activities.

Operating Performance:    Management and our Board of Directors use adjusted EBITDA in a number of ways to assess our consolidated financial and operating performance, and we believe this measure is helpful in identifying trends in our performance. We use adjusted EBITDA as a measure of our consolidated operating performance exclusive of income and expenses that relate to the financing, income taxes, and capitalization of the business. Also, adjusted EBITDA assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily one-time amortization of convertible debt discounts) and stock-based compensation expense from our operating results. In addition, adjusted EBITDA helps management identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance. Accordingly, we believe this metric measures our financial performance based on operational factors that we can influence in the short term, namely the cost structure and expenses of the organization.

Liquidity: In addition to the uses described above, management and our Board of Directors use adjusted EBITDA as an indicator of the amount of cash flow we have available to service our debt obligations, and we believe this measure can serve the same purpose for our investors.

Limitations:    Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are as follows:

•         adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•         adjusted EBITDA does not reflect changes in or cash requirements for our working capital needs;

•         adjusted EBITDA does not reflect interest expense or cash requirements necessary to service interest or principal payments on our debt; and

•         other companies in our industry may calculate these measures differently from how we calculate these measures, limiting their usefulness as comparative measures.

The following tables show the reconciliation of net income and cash flows from operating activities, the most directly comparable GAAP measures of performance and liquidity, to adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Reconciliation of cash flows from operating activities to adjusted EBITDA:
Net cash provided by operating activities	$146,739	$138,698	$307,880	$240,220
Depreciation of flight equipment	(68,783)	(52,537)	(132,646)	(96,873)
Stock-based compensation	(7,313)	(9,207)	(14,088)	(17,424)
Deferred taxes	(23,321)	(15,712)	(44,997)	(30,391)
Amortization of discounts and deferred debt issue costs	(5,349)	(4,091)	(10,559)	(6,958)
Changes in operating assets and liabilities:
Other assets	(1,815)	729	(8,555)	8,387
Accrued interest and other payables	5,585	(23,632)	(5,462)	(31,161)
Rentals received in advance	(2,753)	(6,076)	(8,587)	(10,701)
Net income	42,990	28,172	82,986	55,099
Net interest expense	48,341	37,271	93,289	61,425
Income taxes	23,321	15,712	44,997	30,395
Depreciation	68,783	52,537	132,646	96,873
Stock-based compensation	7,313	9,207	14,088	17,424
Adjusted EBITDA	$190,748	$142,899	$368,006	$261,216

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Reconciliation of net income to adjusted EBITDA:
Net income	$42,990	$28,172	$82,986	$55,099
Net interest expense	48,341	37,271	93,289	61,425
Income taxes	23,321	15,712	44,997	30,395
Depreciation	68,783	52,537	132,646	96,873
Stock-based compensation	7,313	9,207	14,088	17,424
Adjusted EBITDA	$190,748	$142,899	$368,006	$261,216

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2013	2012
	(unaudited)
Operating Activities
Net income	$82,986	$55,099
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of flight equipment	132,646	96,873
Stock-based compensation	14,088	17,424
Deferred taxes	44,997	30,391
Amortization of discounts and deferred debt issue costs	10,559	6,958
Changes in operating assets and liabilities:
Other assets	8,555	(8,387)
Accrued interest and other payables	5,462	31,161
Rentals received in advance	8,587	10,701
Net cash provided by operating activities	307,880	240,220

Investing Activities
Acquisition of flight equipment under operating lease	(705,774)	(1,256,809)
Payments for deposits on flight equipment purchases	(464,636)	(250,836)
Acquisition of furnishings, equipment and other assets	(47,327)	(55,243)
Net cash used in investing activities	(1,217,737)	(1,562,888)

Financing Activities
Issuance of common stock	—	70
Cash dividends paid	(2,532)	—
Tax withholdings related to vesting of restricted stock units	(1,742)	—
Net change in unsecured revolving facilities	530,000	122,000
Proceeds from debt financings	653,849	1,586,188
Payments in reduction of debt financings	(343,518)	(287,369)
Restricted cash	28,332	(16,852)
Debt issue costs	(26,261)	(32,661)
Security deposits and maintenance reserve receipts	90,092	78,247
Security deposits and maintenance reserve disbursements	(14,153)	(20,173)
Net cash provided by financing activities	914,067	1,429,450
Net increase in cash	4,210	106,782
Cash and cash equivalents at beginning of period	230,089	281,805
Cash and cash equivalents at end of period	$234,299	$388,587

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $14,887 and $8,631 at June 30, 2013 and 2012	$87,511	$43,010

Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest, deposits on flight equipment purchases and seller financing applied to acquisition of flight equipment	$163,464	$255,900
Cash dividends declared, not yet paid	$2,533	$—